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                                                                   Exhibit 10.25
                     1996 NON-EMPLOYEE DIRECTORS STOCK PLAN

                                       OF

                              EXIDE CORPORATION/1/


     1. PURPOSE. The purpose of the 1996 Non-Employee Directors Stock Plan (the "Plan") is to provide additional compensation to non-employee directors of Exide Corporation (the "Company"), that will further link such directors' interest with those of the Company's shareholders.

     2. PARTICIPANTS. Participants in the Plan shall consist of those directors of the Company who are not employees of the Company or any of its subsidiaries. The term "subsidiary" means a corporation more than 50% of the voting stock of which is owned directly or indirectly by the Company.

     3. RESERVATION OF SHARES. There shall be reserved for issuance under the Plan an aggregate of 20,000 shares of Common Stock of the Company ("Common Stock"), subject to adjustment as set forth in Section 9 below. Common Stock issued under the Plan may be authorized and unissued shares, shares held in treasury or any combination thereof.

     4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of directors of the Company or such other committee of the board as may be appointed by the board consisting of not less than three members of the board (the "Committee"). The Committee shall have authority to interpret the Plan and adopt, amend and rescind rules relating to the administration of the Plan. All such interpretations and rules shall be conclusive and binding on all persons.

     5.  EFFECTIVE DATE.  The Plan originally became effective on August 14,
1996.

     6. SHARE AWARDS. (a) For each fiscal year beginning with the fiscal year which commenced April 1, 1996, each non-employee director of the Company who is elected a director at the Annual Meeting of Shareholders during such fiscal year shall receive an award of 500 shares of Common Stock effective as of the conclusion of such Annual Meeting. No shares of Common Stock received by a participant under this Section 6(a) may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months after receipt of such shares, except in the case of the death or disability of such participant prior to the expiration of such six-month period.


--------------------------

        /1/ As amended through August 12, 1998

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     (b) Each participant shall receive, effective May 1, 1997, a grant of the number of shares of Common Stock (the "Restricted Shares") equal to (to the nearest whole share) $40,600 divided by the per share closing price of the Common Stock on the New York Stock Exchange on such date. Restricted Shares may not be disposed of by a participant until they have vested. Upon a participant's re-election as a director of the Company at each Annual Meeting of Shareholders commencing with the 1998 Annual Meeting, 20% of the Restricted Shares will vest. If a participant ceases to serve as a director of the Company before all of his Restricted Shares have vested, the unvested Restricted Shares will thereupon be forfeited.

          Upon a change in Control, all unvested Restricted Shares shall vest. "Change in Control" means the first to occur of any one or more of the following:

          (i) the acquisition or holding by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than by the Company, any subsidiary or any employee benefit plan of the Company or subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
     Act) of 30% or more of the then-outstanding Common Stock or the then-outstanding Voting Power of the Company; provided, however, that no Change in Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock immediately before such acquisition, in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then outstanding Common Stock and Voting Power of the Company; or

          (ii) individuals (the "Incumbent Board") who, as of August 13, 1998, constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after such date whose election or nomination for election by the Company's stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of the office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act)) shall be deemed to be members of the Incumbent Board; or

          (iii) approval by the stockholders of the Company of (1) a merger, reorganization or consolidation (an "Extraordinary Transaction") with respect to which persons who were the respective beneficial owners of the Common Stock immediately before such Extraordinary Transaction would not, if such Extraordinary Transaction were to be consummated immediately after such stockholder approval (but otherwise in accordance with the terms presented in

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     writing to the stockholders of the Company for their approval), beneficially own, directly or indirectly, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of the corporation resulting from such Extraordinary Transaction, insubstantially the same proportions as their respective ownership, immediately before such Extraordinary Transaction, of the then-outstanding Common Stock and Voting Power of the Company, (2) a liquidation or dissolution of the Company or
     (3) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions.

          "Voting Power" means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

     (c) Beginning on May 1, 1997, 50% (or such greater percentage as any participant may direct in writing to the Company) of any fees due a participant for serving as a director of the Company and as a member or chairman of any committee thereof shall be paid in the form of Common Stock valued for this purpose at the closing price of the Common Stock on the New York Stock Exchange on the first trading day of the fiscal quarter for which such fees are due.

     7. WITHHOLDING TAXES. Whenever Common Stock is payable under the Plan, the Company shall have the right to require the director to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Common Stock.

     8. PARTICIPANT RIGHTS. Except as otherwise provided herein, each participant shall have full beneficial ownership of, and rights and privileges of a shareholder as to awarded shares, including the right to vote and the right to receive dividends.

     9. ADJUSTMENTS. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares to be issued under the Plan shall be appropriately adjusted by the Committee so that future awards under the Plan will continue to bear the same proportionate relationship to the Company's other equity capital.

     10. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to deliver shares of Common Stock under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the effectiveness of a registration statement under the Securities act of 1933, as amended, as deemed necessary or appropriate by counsel for the company, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange.

     11. AMENDMENT AND TERMINATION. The Plan may be amended by the Board of Directors in any respect, provided that, without shareholder approval, no amendment shall (i) materially increase the maximum number of shares of Common Stock available for issuance under

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the Plan (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and provided further, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. The Plan may also be terminated at any time by the Board of Directors.

     12. NO RIGHT TO CONTINUE AS DIRECTOR. Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as the director of or to be associated in any way with the Company.

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